As filed with the Securities and Exchange Commission on April 26,2005

                             Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         ----------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                         ----------------------------

                                   CNF Inc.
           (Exact name of Registrant as specified in its charter)



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|                Delaware                ||           94-1444798            |
|    (State or other jurisdiction of     ||(IRS Employer Identification No.)|
|     incorporation or organization)     ||                                 |
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|          3240 Hillview Avenue          ||              94304              |
|         Palo Alto, California          ||           (Zip Code)            |
|(Address of principal executive offices)||                                 |
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|     Registrant's telephone number, including area code (650) 494-2900     |
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|                            Jennifer W. Pileggi                            |
|           Senior Vice President, General Counsel and Secretary            |
|                                 CNF Inc.                                  |
|                           3240 Hillview Avenue                            |
|                        Palo Alto, California 94304                        |
|                         Telephone: (650) 494-2900                         |
| (Name, address, including zip code, and telephone number, including area  |
|                        code, of agent for service)                        |
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           CNF Inc. 2005 Deferred Compensation Plan for Executives

     CNF Inc. 2005 Deferred Compensation Plan for Non-Employee Directors

                        (full title of the plans)
                -----------------------------------------


                      CALCULATION OF REGISTRATION FEE
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| Title of Each  |   Amount   |    Proposed    | Proposed  |   Amount of    |
|    Class of    |   to Be    |    Maximum     |  Maximum  |Registration Fee|
|Securities to Be| Registered |    Offering    | Aggregate |                |
|   Registered   |            |   Price per    | Offering  |                |
|                |            |Obligation/Share| Price (3) |                |
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|                |            |                |           |                |
|Deferred        |            |                |           |                |
|Compensation    |            |                |           |                |
|Obligations (4) |$20,000,000 |     N/A (1)    |$20,000,000|     $2,354     |
|                |            |                |           |                |
|Common Stock    |            |                |           |                |
|Units (5)       |  200,000   |   $44.13 (2)   | $8,826,000|     $1,039     |
|                |            |                |           |                |
|Common Stock,   |            |                |           |                |
|$0.625 par      |            |                |           |                |
|value|(5) ..... |  200,000   |   $44.13 (2)   | $8,826,000|     $1,039     |
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   (1)    The  registration  fee has been calculated pursuant to Section 6(b)
          of the Securities Act  as  follows:   .0001177  multiplied  by  the
          Proposed   Maximum   Aggregate   Offering  Price  of  the  Deferred
          Compensation Obligations of the registered hereby.
   (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (c) under the Securities Act of 1933, based upon the average of the high and low sales prices for the Common Stock as reported by the New York Stock Exchange on April 22, 2005.
   (3) In accordance with Rule 457(h), the filing fee is based on the maximum number of the Registrant's securities issuable under the Plans that are covered by this registration Statement.
   (4) The Deferred Compensation Obligations are unsecured obligations of CNF Inc. to pay deferred compensation in the future in accordance with the terms of the Company's 2005 Deferred Compensation Plan for Executives and 2005 Deferred Compensation Plan for Non-Employee Directors.
   (5) Plus such indeterminate number of additional shares or units as may be necessary to adjust the number of shares or units reserved for issuance pursuant to the 2005 Deferred Compensation Plan for Executives subject to the Registration Statement as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.






                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.Incorporation of Certain Documents by Reference.

     The following documents that CNF Inc. (the "Company" or the "Registrant") has filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference and made a part hereof (except for any portions of the Company's Current Reports furnished, as opposed to filed, on Form 8-K):

               (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission ("SEC") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               (b) Current Reports on Form 8-K dated April 12, 2005 and April 21, 2005.

               (c) The description of the Registrant's Common Stock contained in its registration statement filed on Form S-3 with the SEC (File No. 333-56667) under the Securities Act of 1933, as amended (the "Securities Act").

     All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (except for any portions of the Company's Current Reports furnished, as opposed to filed, on Form 8-K) subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or which de-registers all securities covered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.


Item 4.   Description of Securities.

     The following descriptions of the Deferred Compensation Obligations (the "Obligations") and the Common Stock Units (the "Units") are qualified by reference to the 2005 Deferred Compensation Plan for Executives (the "Executive Plan") and the 2005 Deferred Compensation Plan for Non-Employee Directors (the "Directors Plan" and, together with the Executive Plan, the "Plans"). Copies of the Plans are filed as Exhibits 99.2 and 99.3 to the Company's 8-K dated December 8, 2004.

Deferred Compensation Obligations and Common Stock Units Issued Under Executive Plan

     The Obligations and the Common Stock Units will be unsecured general obligations of the Registrant to pay the deferred compensation of eligible participants in the Plan. The Plan is administered by the Compensation Committee of the Company's Board of Directors.

     The amount of compensation to be deferred by each Plan participant will be based on elections made by the participant during an annual election period, typically in December. A participant may elect to defer up to 90% of his or her base annual salary, up to 90% of his or her annual bonus award, and up to 90% of his or her Value Management Plan award, in each case with a minimum deferral of $2,000. Except to the extent converted into Common Stock Units (referred to in the Plan as "Phantom Stock Units") as described below, amounts deferred under the Plan are credit with interest based on the Bank of America prime rate, as compounded quarterly, or based on any other interest rate approved by the Compensation Committee.

     In January of each Plan year, participants are given the opportunity to convert all or a portion of their dollar-denominated Plan account balance into Common Stock Units, subject to a $5,000 minimum. The amount that a participant elects to convert is divided by the closing price of the Company's Common Stock on February 1 of the conversion year to determine the number of Common Stock Units acquired. The value of the Common Stock Units will fluctuate with the market price of the Company's Common Stock. Whenever a cash dividend is paid with respect to the Company's Common Stock, a participant with Common Stock Units in his or her Plan account will receive a dividend equivalent, consisting of a number of Common Stock Units determined by multiplying the number of Common Stock Units in the account by the per-share cash dividend, and dividing the resulting product by the Fair Market Value (as defined in the Plan) of a share of Common Stock on the dividend payment date.

     Distributions of Common Stock Units in a participant's Plan account will be made in shares of the Company's Common Stock, unless the Compensation Committee in its discretion elects to make all or part of the distribution in cash. All other amounts deferred under the Plan will be distributed in cash. Based upon elections made by the participant, distributions will be made in a lump sum at a specified time, or in a lump sum or in installments upon retirement or termination. Distribution of deferrals made in a given Plan year, and of returns on those deferrals, will be governed by an election made prior to the participant's entry into the Plan during that Plan year. In the event of a financial hardship, a participant may be permitted an earlier distribution of all or part of his or her Plan account balance, and/or a suspension of deferrals into the Plan.

     Participants and their beneficiaries may not pledge or transfer their
interests under the Plan.   The Company reserves the right to terminate the
Plan at any time, and the Board of Directors of the Company may, at any time, amend or modify the Plan in whole or in part, except as prohibited by the terms of the Plan.

Deferred Compensation Obligations Issued Under Directors Plan

     The Obligations will be unsecured general obligations of the Registrant to pay the deferred compensation of eligible participants in the Plan. The Plan is administered by the Director Affairs Committee of the Company's Board of Directors.

     The amount of compensation to be deferred by each Plan participant will be based on elections made by the participant during an annual election period in December. A participant may elect to defer either his or her annual cash retainer, or his or her annual cash retainer plus all Committee chair fees payable in the Plan year. Amounts deferred under the Plan are credit with interest based on the Bank of America prime rate, as compounded quarterly.

     Distributions of amounts deferred under the Plan will be made in cash. Based upon elections made by the participant, distributions will be made in a lump sum at a specified time, or in a lump sum or in installments upon termination of service. Distribution of deferrals made in a given Plan year, and of returns on those deferrals, will be governed by an election made prior to the participant's entry into the Plan during that Plan year. In the event of a financial hardship, a participant may be permitted an earlier distribution of all or part of his or her Plan account balance, and/or a suspension of deferrals into the Plan.

     Participants and their beneficiaries may not pledge or transfer their
interests under the Plan.   The Company reserves the right to terminate the
Plan at any time, and the Board of Directors of the Company may, at any time, amend or modify the Plan in whole or in part, except as prohibited by the terms of the Plan.


Item 5.Interests of Named Experts and Counsel.

     The legality of the securities offered pursuant to this Registration Statement will be passed upon for the Registrant by Gary S. Cullen, Esq., Vice President, Deputy General Counsel and Assistant Secretary of the Registrant.

Item 6.Indemnification of Officers and Directors.

     As authorized by Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), the Registrant's Certificate of Incorporation eliminates to the fullest extent permitted by Delaware law the personal liability of its directors to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director.

     The Registrant's Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or of another enterprise, serving as such at the request of the Registrant, shall be indemnified and held harmless by the Registrant to the fullest extent permitted by the DGCL; provided, however, that except as to actions to enforce indemnification rights, the Registrant shall indemnify any such person seeking indemnification in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Registrant. When indemnification is authorized by the Registrant's Bylaws, the director, officer, employee or agent shall be indemnified for expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by him or her in connection therewith. The Registrant's Bylaws also provide that expenses incurred by an officer or director (acting in his or her capacity as such) in defending a proceeding shall be paid by the Registrant in advance of final disposition of the proceeding; provided, however, that if required by the DGCL, the officer or director shall deliver to the Registrant an undertaking by the officer or director to repay such expenses if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant. The Registrant's Bylaws also provide that in other circumstances, expenses may be advanced upon such terms and conditions as the Board of Directors deems appropriate.

     The Registrant's Bylaws further provide that the right to indemnification granted thereunder shall be a contract right for the benefit of the Registrant's directors, officers, employees and agents. The Registrant's Bylaws also authorize actions against the Registrant to enforce the indemnification rights provided by the Bylaws, subject to the Registrant's right to assert a defense in any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL for the Registrant to indemnify the claimant for the amount claimed, and the Registrant shall bear the burden of proving any such a defense.

     Under Section 145 of the DGCL, a corporation may provide indemnification to directors, officers, employees and agents against judgments, penalties, fines, settlements and reasonable expenses (including attorneys' fees) incurred in the defense or settlement of a derivative action, provided there is a determination by a majority vote of a quorum of disinterested directors, a committee of directors, independent legal counsel, or a majority vote of stockholders that a person seeking indemnification acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal proceeding, with no reasonable cause to believe his or her conduct was unlawful. However,
Section 145 also states that no indemnification may be made in derivative actions where such person is adjudged liable to the corporation, unless, and only to the extent, that a court determines upon application that such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Section 145 of the DGCL also permits indemnification of expenses which the court deems proper and provides that indemnification of expenses actually and reasonably incurred shall be provided when the individual being indemnified has successfully defended the action on the merits or otherwise in any action, suit or proceeding. The indemnification rights provided by statute in Delaware are not deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement or otherwise.

     The Registrant's Bylaws also authorize the Registrant to purchase and maintain insurance to protect itself and any person who is or was the director, officer, employee or agent against any liability, expense or loss incurred by or asserted against such persons, whether or not the Registrant would have the power to indemnify any such person against such liability, expense or loss under applicable law or the Registrant's Bylaws. The Registrant presently maintains a directors' and officers' liability insurance policy which insures directors and officers of the Registrant and those of certain of its subsidiaries.

Item 7.Exemption from Registration Claimed.

     Not applicable.

Item 8.Exhibits.

     See List of Exhibits


Item 9.Undertakings.

     (a) The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
          (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act, as amended), that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.









                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on April 25, 2005.

                               CNF INC.



                               By:  /s/ Jennifer W. Pileggi
                                   -------------------------
                                    Jennifer W. Pileggi
                                    Senior Vice President, General Counsel
                                    and Secretary









            POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Jennifer W. Pileggi and Gary S. Cullen, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

          Further, pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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|Signature                 |Title                            | Date          |
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|                          |Chairman of the Board  (Director)|April,25 2005  |
|                          |                                 |               |
|                          |                                 |               |
|                          |                                 |               |
|/s/ W.Keith Kennedy,Jr.   |                                 |               |
|-----------------------   |                                 |               |
|W. Keith Kennedy,Jr.      |                                 |               |
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|                          |President and Chief Executive    |April 25, 2005 |
|                          |Officer                          |               |
|                          |(Principal Executive Officer)    |               |
|/s/Douglas W.Stotlar      |                                 |               |
|---------------------     |                                 |               |
|Douglas W.Stotlar         |                                 |               |
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|                          |Senior Vice President and Chief  |April 25,2005  |
|                          |Financial Officer                |               |
|                          |(Principal Financial and         |               |
|                          |Principal Accounting Officer)    |               |
|                          |                                 |               |
|/s/ Kevin C Schick        |                                 |               |
|-------------------       |                                 |               |
|Kevin C.Schick            |                                 |               |
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|                          |Vice President and Controller    |April 25, 2005 |
|                          |                                 |               |
|/s/ Kevin S. Coel         |                                 |               |
|------------------        |                                 |               |
|Kevin S.Coel              |                                 |               |
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|                          |Director                         |April 25, 2005 |
|                          |                                 |               |
|/s/ John J. Anton         |                                 |               |
|------------------        |                                 |               |
|John J.Anton              |                                 |               |
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|                          |Director                         |April 25, 2005 |
|                          |                                 |               |
|                          |                                 |               |
|/s/ William R. Corbin     |                                 |               |
|----------------------    |                                 |               |
|William R. Corbin         |                                 |               |
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|                          |Director                         |April 25, 2005 |
|                          |                                 |               |
|/s/Margaret G. Gill       |                                 |               |
|--------------------      |                                 |               |
|Margaret G. Gill          |                                 |               |
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|                          |Director                         |April 25, 2005 |
|                          |                                 |               |
|/s/ Robert Jaunich II     |                                 |               |
|----------------------    |                                 |               |
|Robert Jaunich II         |                                 |               |
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|                          |Director                         |April 25, 2005 |
|                          |                                 |               |
|/s/ Henry H. Mauz, Jr.    |                                 |               |
|----------------------    |                                 |               |
|Henry H. Mauz, Jr.        |                                 |               |
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|                          |Director                         |April 25, 2005 |
|                          |                                 |               |
|/s/  Michael J. Murray    |                                 |               |
|----------------------    |                                 |               |
|Michael J. Murray         |                                 |               |
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|                          |Director                         |April 25,2005  |
|                          |                                 |               |
|/s/  John C. Pope         |                                 |               |
|-------------------       |                                 |               |
|John C.Pope               |                                 |               |
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|                          |Director                         |April 25,2005  |
|                          |                                 |               |
|/s/  Robert D. Rogers     |                                 |               |
|----------------------    |                                 |               |
|Robert D. Rogers          |                                 |               |
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|                          |Director                         |April 25, 2005 |
|                          |                                 |               |
|/s/  William J. Schroeder |                                 |               |
|------------------------- |                                 |               |
|William J. Schroeder      |                                 |               |
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|                          |Director                         |April 25, 2005 |
|                          |                                 |               |
|/s/ Peter W. Stott        |                                 |               |
|-------------------       |                                 |               |
|Peter W. Stott            |                                 |               |
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|                          |Director                         |April 25, 2005 |
|                          |                                 |               |
|/s/  Robert P. Wayman     |                                 |               |
|---------------------     |                                 |               |
|Robert P. Wayman          |                                 |               |
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|                          |Director                         |April 25, 2005 |
|                          |                                 |               |
|/s/  Chelsea C. White III |                                 |               |
|------------------------- |                                 |               |
|Chelsea C. White III      |                                 |               |
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                         LIST OF EXHIBITS

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|Exhibit No.||Description of Exhibit                                       ||
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|    4.1    ||Article Fourth of the Certificate of Incorporation of the    ||
|           ||Registrant, as amended, incorporated by reference from       ||
|           ||Exhibit 3.1 to the Registrant's Form 10-K for the year ended ||
|           ||December 31, 2002, dated  March 24, 2003.                    ||
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|    5.1    ||Opinion of Counsel                                           ||
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|   23.1    ||Consent of Counsel (included in Exhibit 5.1)                 ||
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|   23.2    ||Consent of KPMG LLP                                          ||
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|   24.1    ||Powers of Attorney (set forth on the signature pages of this ||
|           ||Registration Statement)                                      ||
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